Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R and Class Y shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R and Class Y shares Statement of Additional Information and to the incorporation by reference of our report, dated November 14, 2005, on the financial statements and financial highlights of Pioneer Strategic Income Fund included in the Annual Report to the Shareowners for the year ended September 30, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A, No. 333-71813) of Pioneer Strategic Income Fund.


                                                        /s/ ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2006